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                                                                     EXHIBIT 5.1

          [Letterhead of Reboul, MacMurray, Hewitt, Maynard & Kristol]


                               November 30, 1998












Golden Sky Systems, Inc.
605 West 47th Street, Suite 300
Kansas City, Missouri 64112


                            Golden Sky Systems, Inc.
                       Registration Statement on Form S-4
                          (Registration No. 333-64367)


Ladies and Gentlemen:

                  We have acted as counsel to Golden Sky Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-4 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer by the Company to exchange up to $195,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due 2006, Series B (the "New Notes"), for a like principal amount of its outstanding 12 3/8% Senior Subordinated Notes due 2006, Series A (the "Old Notes").

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Second Amended and Restated Certificate of Incorporation and By-laws of the Company.

                  Based upon the foregoing, we are of opinion that:

                  1. The Company has been duly organized and is validly existing under the laws of the State of Delaware.

                  2. The New Notes have been duly and validly authorized by the Company and, when issued under the Indenture in substantially the form filed as Exhibit 4.1 to the
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         Registration Statement in exchange for the Old Notes, upon the terms and subject to the conditions contained in the Prospectus comprising part of the Registration Statement and in the Letter of Transmittal substantially in the form filed as Exhibit 99.1 to the Registration Statement, will be valid and binding obligations of the Company.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             /s/ Reboul, MacMurray, Hewitt, Maynard & Kristol